As filed with the Securities and Exchange Commission on June 29, 2023	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MedAvail Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	90-0772394
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4720 East Cotton Gin Loop, Suite 220,
Phoenix, Arizona 85040
(905) 812-0023
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Doerr
Chief Executive Officer
MedAvail Holdings, Inc.
4720 East Cotton Gin Loop, Suite 220
Phoenix, Arizona 85040
(905) 812-0023
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:
John J. McIlvery, Esq.
Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, California 91403
(818) 444-4500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated June 29, 2023
PROSPECTUS
MedAvail Holdings, Inc.
99,626,396 Shares Common Stock
This prospectus relates to offer and sale from time to time by the selling stockholders identified in this prospectus under the caption “Selling Stockholders” on page 6 of up to 99,626,396 shares of our common stock. The shares of common stock are issuable to the selling stockholders on a private placement basis upon the exercise by the selling stockholders, in whole or in part, of pre-funded warrants to purchase up to 49,813,198 shares of common stock (the “Pre-Funded Warrants”) and Series A warrants to purchase up to an aggregate of 49,813,198 shares of common stock (the “Series A Warrants” and, together with the Pre-Funded Warrants, the “Warrants”), that we issued to the selling stockholders in a private placement.
The selling stockholders or their permitted transferees or other successors-in-interest may, but are not required to, sell the shares of our common stock offered by this prospectus from time to time in a number of different ways and at varying prices as determined by the prevailing market price for shares or in negotiated transactions. See “Plan of Distribution” on page 9 for a description of how the selling stockholders may dispose of the shares covered by this prospectus. We do not know when or in what amount the selling stockholders may offer the shares for sale.
We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling stockholders. We will, however, receive proceeds from any Warrants that are exercised for cash. We have agreed to pay certain expenses related to the registration of the offer and sale of the shares of common stock pursuant to the registration statement of which this prospectus forms a part. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares.
Our common stock is listed on The Nasdaq Capital Market under the symbol “MDVL.” On June 26, 2023, the last reported closing sale price of our common stock on The Nasdaq Capital Market was $0.2691 per share.
Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” starting on page 3 of this prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2023.

This prospectus is part of a resale registration statement that we filed with the Securities and Exchange Commission, or the SEC. The selling stockholders may, from time to time, offer and sell the securities described in this prospectus.
You should rely only on the information contained in, or incorporated by reference into, this prospectus or contained in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders have authorized anyone to provide any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in, or incorporated by reference into, this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of securities. Our business, financial condition, operating results and prospects may have changed since that date.
You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus.
For investors outside the United States, neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus and any free writing prospectus related to this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.
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PROSPECTUS SUMMARY
The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto incorporated by reference into this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the risk factors and the financial statements and related notes incorporated by reference into this prospectus. Unless the context requires otherwise, in this prospectus the terms “MedAvail,” “MedAvail Holdings,” the “Company,” “we,” “us” and “our” refer to MedAvail Holdings, Inc., together with its subsidiaries, taken as a whole. This prospectus includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.
Company Overview
We are a technology-enabled pharmacy technology services company, and have developed and commercialized an innovative self-service pharmacy, mobile application, and kiosk. Through our full-stack pharmacy technology platform, and personal one-on-one service, we bring pharmacy-dispensing capability to the point of care, resulting in lower costs, higher patient satisfaction, improved medication adherence, and better health outcomes.
We offer a unique, pharmacy technology solution which is anchored around our core technology called the MedAvail MedCenter™, or the MedCenter. The MedCenter enables on-site pharmacy in medical clinics, retail store locations, employer sites with and without onsite clinics, and any other location where onsite prescription dispensing is desired. The MedCenter establishes an audio-visual connection to a live pharmacist enabling remote prescription drug dispensing to occur directly to a patient while still providing real-time supervision by a pharmacist.
Currently, our primary and only commercialization channel is the direct ‘sell-to’ model, whereby we sell or lease the MedCenter hardware technology and provide recurring, one-time, or on demand services related to the MedCenter directly to large healthcare providers and retailers for use within their own pharmacy operations. We deploy the MedCenter solution currently to locations to include, but not limited to, urgent care and emergency medical facility locations, in clinic locations of large healthcare providers, and University campuses.
The MedCenter kiosk works in tandem with our Remote Dispensing System®, or the Remote Dispensing System, which consists of customer-facing software for remote ordering of medications for pick-up at a MedCenter. Supporting our MedCenter kiosks and Remote Dispensing System is our back-end MedPlatform® Enterprise Software, or the MedPlatform Enterprise Software, which controls dispensing and MedCenter monitoring, and supporting Pharmacy Management System software. Our kiosks come in one model: the M4 MedCenter. The M4 MedCenter is designed to fit in waiting rooms, hallways, and lobbies.
Corporate Information
We were originally incorporated as MYOS Corporation in the State of Nevada in April 2007. In March 2016, we completed a merger with our wholly-owned subsidiary, MYOS RENS Technology Inc., and formally assumed the subsidiary’s name by filing Articles of Merger with the Secretary of State of the State of Nevada. The subsidiary was incorporated solely for the purpose of effecting the name change and the merger did not affect our governing documents or corporate structure in any other way. Following our acquisition of MedAvail, Inc. in November 2020, we reincorporated as a Delaware corporation and changed our name to MedAvail Holdings, Inc.
Our principal executive offices are located at 4720 East Cotton Gin Loop, Suite 220, Phoenix, Arizona 85040, and our telephone number is (905) 812-0023. Our website is www.medavail.com. Information contained on our website is not part of this prospectus or the registration statement of which it forms a part and is not incorporated by reference in this prospectus or the registration statement of which it forms a part.
The Offering
The selling stockholders named in this prospectus may offer and sell up to 99,626,396 shares of our common stock. Our common stock is listed on The Nasdaq Capital Market under the symbol “MDVL.” We will not receive any of the proceeds from sales by the selling stockholders of any of the shares of common stock covered by this prospectus. We will receive proceeds from any cash exercise of Warrants to purchase the shares that are being offered by the selling stockholders hereunder. See “Use of Proceeds” on page 6.
Throughout this prospectus, when we refer to the shares of our common stock, the offer and sale of which are being registered on behalf of the selling stockholders, we are referring to the shares of common stock that have been issued or are issuable upon the exercise of Warrants to the stockholders listed in “Selling Stockholders” on page 8, which Warrants were issued by us to the selling stockholders in the private placement described below. When we refer to the selling stockholders in this prospectus, we are referring to the investors in such private placement (the “March 2023 Private Placement”) and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the investors in the private placement as a gift, pledge, or other non-sale related transfer.
2023 Private Placement
On March 9, 2023, we entered into a securities purchase agreement for a private placement with a select group of institutional investors, including an entity affiliated with Redmile Group, LLC, which is affiliated with a member of our board of directors, pursuant to which we agreed to sell to the investors (i) Pre-Funded Warrants to purchase up to an aggregate of 49,813,198 shares of common stock and (ii) Series A Warrants to purchase up to an aggregate of 49,813,198 shares of common stock, at a purchase price of $0.3212 per Pre-Funded Warrant and accompanying Series A Warrant. On March 13, 2023, we issued the Pre-Funded Warrants and received aggregate gross proceeds of approximately $16.0 million before deducting offering expenses.
The issuance of (i) shares of common stock upon exercise of the Pre-Funded Warrants in excess of 19.99% of the shares of common stock outstanding immediately prior to the closing of the March 2023 Private Placement and (ii) the Series A Warrants were subject to stockholder approval under applicable rules of The Nasdaq Stock Market. We obtained stockholder approval on June 14, 2023. The Pre-Funded Warrants have an exercise price of $0.001 per share, became exercisable immediately upon issuance (subject to the limitation described above) and will expire when exercised in full. The Series A Warrants have an exercise price of $0.385440 per share, were issued on June 14, 2023 immediately following approval by our stockholders, and will expire five years from the issuance date.

RISK FACTORS
An investment in our securities has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described under “Part I. Item 1A — Risk Factors” in our Annual Report on Form 10-K, filed with the SEC on April 14, 2023, and “Part II. Item 1A — Risk Factors” in our Quarterly Report on Form 10-Q, filed with the SEC on May 18, 2023, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus and the documents incorporated by reference herein. If any of these risks actually occur, our business, operating results and financial condition could be materially and adversely impacted, the market price of our common stock could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business. Our Risk Factors are not guarantees that no such conditions exist as of the date of this prospectus and should not be interpreted as an affirmative statement that such risks or conditions have not materialized, in whole or in part.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are subject to the “safe harbor” created by those sections. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “seek,” “estimate,” “continue,” “could,” “would,” “project,” and other similar expressions, or the negative or plural of these words or expressions. You should read these statements carefully because they discuss future expectations, contain projections of future results of operations or financial condition, or state other “forward-looking” information. These statements relate to our future plans, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements. These forward-looking statements include, but are not limited to:
•the impact of our decision to exit our pharmacy services business and related asset sales and reductions in force;
•our plans to modify our current products, or develop new products;
•the expected growth of our business and organization;
•our expectations regarding the size of our sales organization and expansion of our sales and marketing efforts;
•our ability to retain and recruit key personnel, including the continued development of a sales and marketing infrastructure;
•our ability to obtain and maintain intellectual property protection for our products;
•our ability to expand our business into new geographic markets;
•our compliance with extensive Nasdaq requirements and government laws, rules and regulations both in the United States and internationally;
•our estimates of expenses, ongoing losses, future revenue, capital requirements and our need for, or ability to obtain, additional financing;
•our ability to identify and develop new and planned products and/or acquire new products;
•existing regulations and regulatory developments in the United States, Canada and other jurisdictions;
•the impact of laws and regulations;
•our financial performance;
•the period over which we estimate our existing cash, cash equivalents and available-for-sale investments will be sufficient to fund our future operating expenses and capital expenditure requirements;
•our anticipated use of our existing resources;
•developments and projections relating to our competitors or our industry; and
•the impact of general market and macroeconomic conditions, including the effect of inflationary pressure, including any impact of adverse developments affecting the financial services industry, such as those based on liquidity constraints or concerns and events including the outbreak of war in Ukraine, on our business.
All forward-looking statements are based on information available to us on the date of this prospectus and we will not update any of the forward-looking statements after the date of this prospectus, except as required by law. Our actual results could differ materially from those discussed in this prospectus. The forward-looking statements contained in this prospectus, and other written and oral forward-looking statements made by us from time to time, are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed under “Part I. Item 1A — Risk Factors” in our Annual Report on Form 10-K, filed with the SEC on April 14, 2023, and “Part II. Item 1A — Risk Factors” in our Quarterly Report on Form 10-Q, filed with the SEC on May 18, 2023, which are incorporated by reference in this prospectus. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. These statements, like all statements in this prospectus, speak only as of their date, and we undertake no obligation to update or revise any forward-looking statements in light of future developments, except as required by law. Our Risk Factors are not guarantees that no such conditions exist as of the date of this prospectus and should not be interpreted as an affirmative statement that such risks or conditions have not materialized, in whole or in part.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS
We will not receive any proceeds from the sale of common stock by the selling stockholders.
We will receive proceeds from the cash exercise of the Pre-Funded Warrants which, if exercised for cash with respect to all of the 49,813,198 shares of common stock underlying such Pre-Funded Warrants at the exercise price per share of $0.001, would result in gross proceeds to us of approximately $49,813. Additionally, we will receive proceeds from the cash exercise of the Series A Warrants which, if exercised for cash with respect to all of the 49,813,198 shares of common stock underlying such Series A Warrants at the exercise price per share of $0.385440, would result in gross proceeds to us of approximately $19.2 million. There can be no assurance that any of the Warrants will be exercised by the selling stockholders or that they will exercise the Warrants for cash instead of using the cashless exercise feature.
We intend to use the net proceeds, if any, from the cash exercise of the Warrants for general corporate purposes and to fund our strategic initiatives.
DESCRIPTION OF CAPITAL STOCK
The description of our capital stock is incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on April 14, 2023.
SELLING STOCKHOLDERS
We have included in this prospectus and related registration statement 99,626,396 shares of our common stock, which consists of 49,813,198 shares of common stock issuable upon exercise of the Pre-Funded Warrants and 49,813,198 shares of common stock issuable upon exercise of the Series A Warrants, which Warrants were issued to the selling stockholders in our March 2023 Private Placement. The term “selling stockholder” includes the stockholders listed below and their transferees, pledges, donees or other successors in interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. Information concerning the selling stockholders may change after the date of this prospectus and changed information will be presented in a supplement to this prospectus if and when required.
The table below sets forth certain information with respect to each selling stockholder, including (i) the name and address of each selling stockholder; (ii) the number of shares of our common stock beneficially owned by each selling stockholder prior to this offering; (iii) the maximum number of shares being offered by each selling stockholder pursuant to this prospectus; and (iv) each selling stockholder’s beneficial ownership after completion of this offering, assuming that all of the shares covered hereby (but no other shares, if any, held by the selling stockholders) are sold.
The table is based on information supplied to us by the selling stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC, and includes information with respect to voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.
The percentage of each selling stockholder’s ownership is based on 80,693,517 shares of common stock outstanding as of June 26, 2023. In computing the number of shares beneficially owned by a selling stockholder and the percentage ownership of that selling stockholder both before and after this offering, shares of common stock underlying the Pre-Funded Warrants and Series A Warrants held by that selling stockholder before this offering are deemed outstanding, as well as any other derivative securities that are exercisable as of June 26, 2023, or exercisable within 60 days thereafter. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The ownership information for the selling stockholders prior to this offering does not give effect to any acquisitions or dispositions of our common stock made after June 26, 2023.
The registration of the sale of shares of common stock held by the selling stockholders, including any shares issuable upon exercise of the Pre-Funded Warrants and Series A Warrants, does not mean that the selling stockholders will sell or otherwise dispose of all or any of those securities. The selling stockholders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by any of the selling stockholders under this prospectus.
Furthermore, the selling stockholders may have sold, transferred or disposed of the shares of common stock covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.
None of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as set forth in the footnotes below. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer, except as noted below.

	Beneficial Ownership Before This Offering			Beneficial Ownership After This Offering(1)
Selling Stockholder(2)	Number of Shares Owned	Percentage of Outstanding Shares(3)	Shares Offered Hereby(4)	Number of Shares Owned	Percentage of Outstanding Shares(3)
Entities affiliated with Redmile Group, LLC (5)	124,507,268	73.0%	77,833,124	46,674,144	27.4%
ABG WTT-MedAvail Limited(6)	34,237,606	34.3%	13,636,362	20,601,244	20.6%
Ally Bridge MedAlpha Master Fund L.P.(7)	9,312,215	11.1%	1,930,260	7,381,955	8.8%
Alyeska Master Fund, L.P.(8)	16,006,398	17.7%	6,226,650	9,779,748	10.8%
Total:			99,626,396
__________________
(1)Assumes that all shares of common stock covered by this prospectus will be sold by the selling stockholders and that no additional shares of the Company are subsequently brought or sold by the selling stockholders. However, as the selling stockholders can offer all, some, or none of their common stock, no definite estimate can be given as to the number of shares that the selling stockholders will ultimately sell under this prospectus.
(2)This table and the information in the notes below are based upon information supplied by the selling stockholders and are based on shares of common stock outstanding as of June 26, 2023. Warrants exercisable within 60 days of June, 26, 2023 are deemed outstanding for the purposes of listing the number of shares owned by that person and for computing the percentage of shares owned by that person, but are not deemed outstanding for purposes of computing the percentage of shares owned by any other persons.
(3)The warrants held by the selling stockholders are subject in certain cases to beneficial ownership limitations such that the warrants may not be exercised if it would result in the holder exceeding the beneficial ownership limitation (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation is 9.99% in the aggregate for the warrants held by Alyeska Master Fund, L.P. The impact of the applicable Beneficial Ownership Limitation and the Stockholder Approval Limitation on the percentage of shares owned by a person is not reflected in this table.
(4)Consists entirely of shares issuable upon the exercise of the Pre-Funded Warrants and the Series A Warrants. The impact of the applicable Beneficial Ownership Limitation and the Stockholder Approval Limitation on the number of shares issuable upon exercise of the Pre-Funded Warrants and Series A Warrants is not reflected in this table.
(5)Consists of (i) 34,604,516 shares of common stock and (ii) warrants to purchase up to an aggregate of 89,902,752 shares of common stock, held by entities affiliated with Redmile Group, LLC (collectively, the “Redmile Funds”), including RedCo II Master Fund, L.P. (“RedCo II”). “Shares Offered Hereby” consists of shares of common stock that may be purchased upon the exercise of 38,916,562 Pre-Funded Warrants and 38,916,562 Series A Warrants, in each case held directly by RedCo II. Redmile Group LLC (“Redmile”) is the investment manager/advisor to the Redmile Funds and, in such capacity, exercises sole voting and investment power over all of the shares held by RedCo II and may be deemed to be the beneficial owner of these shares. Jeremy C. Green serves as the managing member of Redmile and may be deemed to be the beneficial owner of these shares. Redmile and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. Rob Faulkner is a Managing Director of Redmile and serves as the Chairperson of our Board. The address of the Redmile Funds is c/o Redmile Group, LLC, One Letterman Drive, Bldg D, Ste D3-300, San Francisco, CA 94129.
(6)Consists of (i) 15,029,480 shares of common stock and (ii) warrants to purchase up to an aggregate of 19,208,126 shares of common stock, including Pre-Funded Warrants and Series A Warrants. ABG WTT-MedAvail Limited (“ABG WTT”) is wholly owned by Ally Bridge Group-WTT Global Life Science Capital Partners, L.P. Voting and investment decisions with respect to any securities owned by ABG WTT are made by the investment committee of ABG-WTT Global Life Science Capital Partners GP Limited, which is the general partner of ABG-WTT Global Life Science Capital Partners GP, L.P., which is the general partner of Ally Bridge Group-WTT Global Life Science Capital Partners, L.P. As such, each of the foregoing entities may be deemed to share beneficial ownership of the shares held by ABG-WTT. Each of them disclaims any such beneficial ownership. The principal business address for ABG WTT is Unit 3002-3004, 30/F., Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong.
(7)Consists of (i) 5,894,897 shares of common stock and (ii) warrants to purchase up to an aggregate of 3,417,318 shares of common stock, including Pre-Funded Warrants and Series A Warrants. Mr. Fan Yu is the sole shareholder of ABG Management Ltd., which is the sole member of Ally Bridge Group (NY) LLC, which manages investments of Ally Bridge MedAlpha Master Fund L.P. (“MedAlpha”). As such, each of the foregoing entities and Mr. Fan Yu may be deemed to share beneficial ownership of the shares held by MedAlpha. Each of them disclaims any such beneficial ownership. The principal business address of MedAlpha is c/o Ally Bridge Group (NY) LLC, 430 Park Avenue, 12th Floor, New York, NY 10022.
(8)Consists of (i) 6,015,043 shares of common stock and (ii) warrants to purchase up to an aggregate of 9,991,355 shares of common stock, including Pre-Funded Warrants and Series A Warrants. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., has voting and investment control of the shares held by Alyeska Master Fund, L.P. The general partner of Alyeska Master Fund, L.P. is Alyeska Fund GP, LLC.  Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master Fund, L.P. The registered address of Alyeska Master Fund, L.P. is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

PLAN OF DISTRIBUTION
We are registering the shares of common stock issued to the selling stockholders and issuable upon exercise of the Pre-Funded Warrants and Series A Warrants issued to the selling stockholders to permit the resale of these shares of common stock by the holders of the shares of common stock and Pre-Funded Warrants and Series A Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents or through a combination of any of these methods or any other method permitted by law.
If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling shares:
•an underwritten offering;
•on any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the securities may be listed or quoted at the time of sale;
•in the over-the-counter market;
•in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•through short sales;
•in transactions in which broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.01.
In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and if such short sale shall take place after the date that this Registration Statement is declared effective by the Commission, the selling stockholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling stockholders and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.
Each selling stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.
Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

LEGAL MATTERS
Certain legal matters relating to the issuance of the securities offered by this prospectus will be passed upon for us by Stubbs Alderton & Markiles, LLP, Sherman Oaks, California.
EXPERTS
The consolidated financial statements of MedAvail Holdings, Inc. as of December 31, 2021, and for the year ended December 31, 2021, incorporated in this prospectus by reference to the Current Report on Form 8-K dated June 29, 2023 have been incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements included in Item 8 of Form 10-K for the year ended December 31, 2021) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of MedAvail Holdings, Inc. as of December 31, 2022, and for the year ended December 31, 2022, incorporated in this prospectus by reference to the Current Report on Form 8-K dated June 29, 2023 have been incorporated in reliance on the report of Baker Tilly US, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits filed as part of the registration statement for copies of the actual contract, agreement or other document.
We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, can also be accessed free of charge from our website at www.medavail.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We have elected to incorporate the following documents into this prospectus, together with all exhibits filed therewith or incorporated therein by reference, to the extent not otherwise amended or superseded by the contents of this prospectus:
•our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on April 14, 2023;
•our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, as filed with the SEC on May 18, 2023;
•our Current Reports on Form 8-K, as filed with the SEC on January 19, 2023 (other than Item 2.02 thereof), January 26, 2023 (other than Item 2.02 thereof), February 10, 2023, February 16, 2023, March 14, 2023, April 3, 2023, April 6, 2023, April 17, 2023, April 28, 2023, May 4, 2023, May 8, 2023, June 16, 2023 and June 29, 2023; and
•the description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on July 9, 2014 (File No. 001-36533), including the updates to such description in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on April 14, 2023, including any amendment or report filed for the purpose of updating such description.
In addition, we incorporate by reference in this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and until all offerings under this prospectus are terminated).
Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.
Requests for such documents should be directed to:
MedAvail Holdings, Inc.
Attn: Investor Relations
4720 East Cotton Gin Loop, Suite 220
Phoenix, Arizona 85040
(905) 812-0023
The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You may also access the documents incorporated by reference in this prospectus through our website at www.medavail.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part. Information contained on our website is not part of this prospectus.

99,626,396 Shares of Common Stock

PROSPECTUS

2023

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.     Other Expenses of Issuance and Distribution
The following table sets forth all expenses to be paid by the registrant in connection with this offering, other than underwriting discounts and commissions. All amounts shown are estimates except for the registration fee.

SEC registration fee	$3,000
Legal fees and expenses	$125,000
Accounting fees and expenses	$75,000
Transfer Agent and registrar fees	*
Miscellaneous	*
Total	*
*These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time
Item 15.     Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the person acted in good faith and in a manner the person reasonably believed to be in our best interests, and, with respect to any criminal action, had no reasonable cause to believe the person’s actions were unlawful. The Delaware General Corporation Law further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. The certificate of incorporation of the registrant provides for the indemnification of the registrant’s directors and officers to the fullest extent permitted under the Delaware General Corporation Law.
In addition, the bylaws of the registrant require the registrant to fully indemnify any person, or a Covered Person, who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, or a proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffer and expenses (including attorney’s fees) reasonably incurred by such Covered Person.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock repurchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides that the registrant’s directors shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director and that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the registrant’s directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
As permitted by the Delaware General Corporation Law, the registrant has entered into separate indemnification agreements with each of the registrant’s directors and certain of the registrant’s officers which require the registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees.
The registrant has and expects to maintain insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not the registrant would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.
These indemnification provisions and the indemnification agreements entered into between the registrant and the registrant’s officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.
See also the undertakings set out in response to Item 17 herein.
Item 16.     Exhibits
The following exhibits are filed as part of this registration statement.

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
4.1	Securities Purchase Agreement, dated as of March 9, 2023	8-K	001-36533	10.1	March 14, 2023
4.2	Registration Rights Agreement, dated as of March 9, 2023	8-K	001-36533	10.2	March 14, 2023
4.3	Form of Pre-Funded Warrant to Purchase Common Stock	8-K	001-36533	10.3	March 14, 2023
4.4	Form of Series A Warrant to Purchase Common Stock	8-K	001-36533	10.4	March 14, 2023
5.1+	Opinion of Stubbs Alderton & Markiles, LLP
23.1+	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1)
23.2+	Consent of PricewaterhouseCoopers LLP
23.3+	Consent of Baker Tilly US, LLP
24.1+	Power of Attorney (included on signature page)
107+	Filing Fee Table
__________________
+       Filed herewith.
Item 17.     Undertakings
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or, the registrant has been advised that in the opinion of the Securities and Exchange Commission, or the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)That, for purposes of determining any liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on June 29, 2023.

MEDAVAIL HOLDINGS, INC.

By:	/s/ Mark Doerr
Mark Doerr
President and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Mark Doerr and Ramona Seabaugh, and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement, and any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his or her substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Name	Title	Date

/s/ Mark Doerr	President, Chief Executive Officer and Director (Principal Executive Officer)	June 29, 2023
Mark Doerr

/s/ Ramona Seabaugh	Chief Financial Officer (Principal Financial and Accounting Officer)	June 29, 2023
Ramona Seabaugh

/s/ Rob Faulkner	Director	June 29, 2023
Rob Faulkner

/s/ Paul Johnson	Director	June 29, 2023
Paul Johnson

/s/ Michael Kramer	Director	June 29, 2023
Michael Kramer

/s/ Laurie McGraw	Director	June 29, 2023
Laurie McGraw

/s/ Glen Stettin	Director	June 29, 2023
Glenn Stettin